UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2012

NTN BUZZTIME, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-11460	31-1103425
Commission File Number	(IRS Employer Identification No.)

2231 Rutherford Road, Suite 200 Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

(760) 438-7400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 5.07 of this report regarding Mr. Bush’s resignation as a director is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 8, 2012, NTN Buzztime, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) to consider and vote upon the following proposals:

1.	To elect five (5) directors to hold office until the 2013 annual meeting of stockholders and until their respective successors are duly elected and qualified; and
2.	To ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

The number of shares of common stock issued, outstanding and eligible to vote at the Annual Meeting as of the record date of April 13, 2012 was 70,997,903. The final results of the voting on each of the matters presented to the stockholders are as follows:

1.	Election of Directors: The individuals below were elected as directors until the 2013 annual meeting of stockholders and until their respective successors are duly elected and qualified. As previously reported, on June 5, 2012, Michael Bush tendered his resignation from the board of directors effectively immediately following the Annual Meeting.
Name	For	Withheld	Broker Non-Votes
Terry Bateman	28,475,583	571,581	32,312,092
Jeff Berg	28,362,711	684,453	32,312,092
Mary Beth Lewis	28,767,892	279,272	32,312,092
Steve Mitgang	28,764,623	282,541	32,312,092
Michael Bush	28,696,016	351,148	32,312,092

2.	Ratification of Mayer Hoffman McCann, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012: The appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was ratified.

For	Against	Abstain
60,640,946	614,946	103,364

2

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

Dated: June 12, 2012	By:	/s/ Kendra Berger
Kendra Berger Chief Financial Officer

3